UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2004

WRIGHT MEDICAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32883	13-4088127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

5677 Airline Road, Arlington, Tennessee	38002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 867-9971

Item 5. Other Events
Item 7. Exhibits
Item 10. Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
SIGNATURE
EXHIBIT INDEX
EX-3.2 WRIGHT MEDICAL GROUP BY-LAWS
EX-14 WRIGHT MEDICAL CODE OF BUSINESS

Item 5. Other Events

On March 25, 2004, the Board of Directors of Wright Medical Group, Inc. (the “Company”) amended the Company’s Amended and Restated By-Laws (the “By-Laws”) to set forth in Article II, Section 5 the procedures to be followed by the Company’s stockholders, directors, officers and employees who desire to recommend to the Board of Directors potential candidates for nomination for election as directors of the Company. A copy of the amended By-Laws is attached to this report as Exhibit 3.2 and is incorporated herein by reference.

Item 7. Exhibits

     (c) Exhibits

Exhibit
Number	Description
3.2	Amended and Restated By-Laws of Wright Medical Group, Inc. dated March 25, 2004.

14	Code of Business Conduct of Wright Medical Group, Inc. dated March 25, 2004.

Item 10. Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On March 25, 2004, the Company amended its Code of Business Conduct (the “Code”). The amendments include:

•	Amendments designed to conform the Code to the new requirements of the Securities Exchange Act of 1934, the rules and regulations of the Securities and Exchange Commission thereunder, and the listing standards of the National Association of Securities Dealers. These amendments addressed the Company’s public filings and communications and procedures for amendments to, waivers to, and public disclosure of the Code.

•	Amendments designed to meet or exceed recently issued industry standards as set forth in the Advanced Medical Technology Association’s (“AdvaMed”) Code of Ethics on Interactions with Health Care Professionals. These amendments addressed policies related to the Company’s relationships with its customers and consultants.

•	Amendments designed to conform the Code to the Health Insurance Portability and Accountability Act (“HIPAA”). These amendments addressed policies related to the Company’s use and protection of personal health information.

The amended Code is posted on the Company’s website at www.wmt.com in the Corporate – About Wright section. A copy of the amended Code is attached to this report as Exhibit 14 and is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2004

WRIGHT MEDICAL GROUP, INC.
By:	/s/ F. Barry Bays
F. Barry Bays
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit
Number	Description
3.2	Amended and Restated By-Laws of Wright Medical Group, Inc. dated March 25, 2004.

14	Code of Business Conduct of Wright Medical Group, Inc. dated March 25, 2004.